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                                                                      Exhibit 16


                   [Letterhead of Wlosek & Braverman, L.L.C.]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re: MyWeb Inc.com


Ladies and Gentlemen:

         We have read Item 4 of MyWeb Inc.com's Form 8-K dated March 22, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with (1) MyWeb Inc.com's statement that the decision to change accountants was approved by the Board of Directors, or (2) confirm any of the information relating to Arthur Andersen.


Very truly yours,



/s/ Wlosek & Braverman, L.L.C.